Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated July 26, 2007, relating to the July 26, 2007 financial statement of The 787 Fund, Inc. consisting of AXA Enterprise Mergers and Acquisitions Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

July 26, 2007

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